Exhibit 99.1

Monotype Imaging Announces Third Quarter 2012 Results

Company Reports Record Profits and Increases Annual Guidance

WOBURN, Mass.--(BUSINESS WIRE)--October 30, 2012--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading provider of typefaces, technology and expertise for creative applications and consumer devices, today announced financial results for the third quarter ended Sept. 30, 2012.

Third quarter 2012 highlights

  Revenue for the quarter was $38.0 million, a 24 percent increase year-over-year.
  Non-GAAP net adjusted EBITDA was a record $17.0 million, or 45 percent of revenue.
  Operating income was a record $12.4 million, a 30 percent increase year-over-year and 33 percent of revenue.
  Cash flow from operations was $13.5 million, a 25 percent increase year-over-year.

“We had a strong third quarter, with continued momentum in our Creative Professional and OEM businesses, highlighted by innovations that support the three fundamental aspects of our business – our typefaces, technology and expertise,” said Doug Shaw, president and chief executive officer. “Our focus is to continue to diversify while adding meaningful value to our solutions. To that end, we’re excited about the acquisition of Design By Front, which brings to Monotype a powerful design tool for creating compelling websites using Web fonts. We gain a talented team that will expand our ability to serve creative markets.”

“Our continued execution generated record profits for the third quarter, reflecting the strength and flexibility of our business model,” said Scott Landers, senior vice president and chief financial officer. “Even as we continue to innovate, integrate and diversify, we are realizing significant expense leverage. Moving forward, we will continue down this path of delivering even more value to our customers and shareholders.”

Third quarter 2012 operating results

Revenue for the quarter was $38.0 million, up 24 percent compared to $30.7 million for the third quarter of 2011. OEM revenue was $24.3 million, increasing five percent from the third quarter of 2011. Creative Professional revenue was $13.7 million, increasing 79 percent from the same period last year.

Net income was $8.0 million, compared to $6.0 million in the third quarter of last year. Earnings per diluted share were $0.21, compared to $0.16 in the same period last year.

Non-GAAP net income, which excludes the amortization of intangible assets and stock-based compensation expense, net of taxes, was $10.8 million, compared to $8.6 million in the third quarter of 2011. Non-GAAP earnings per diluted share were $0.29, compared to $0.23 in the same period last year.

Non-GAAP net adjusted EBITDA was $17.0 million, or 45 percent of revenue, compared to $13.7 million in the third quarter of last year.

A reconciliation of GAAP measures to non-GAAP measures for the three and nine months ended Sept. 30, 2012 and 2011 is provided in the financial tables that accompany this release.

Cash, cash flow and debt balances

Monotype had cash and cash equivalents of $38.0 million as of Sept. 30, 2012, compared to $53.9 million as of Dec. 31, 2011 and $32.9 million as of June 30, 2012. The company generated $13.5 million of cash from operations in the third quarter of 2012, an increase of 25 percent year-over-year.

Outstanding debt was $32.3 million as of Sept. 30, 2012, a decrease compared to $37.3 million as of Dec. 31, 2011, and $42.3 million as of June 30, 2012. On a year-to-date basis, the company has paid down $30.0 million in debt and used $24.6 million of cash on hand for the Bitstream acquisition.

As of Sept. 30, 2012, Monotype had net cash of $5.7 million, compared to net debt of $9.4 million in the prior quarter.

Acquisition of Design By Front

Monotype today announced that it has acquired Design By Front Limited, a privately-held, 14-person firm based in Belfast, Northern Ireland, and developers of the Typecast™ application, a browser-based tool for designing Web pages with Web fonts. In its transaction completed yesterday, Monotype acquired all outstanding shares of Design By Front for up to $5.1 million in cash. Monotype paid $2.6 million in cash upon closing; $100,000 was accrued pending final adjustments, with the remainder to be paid contingent on attainment of certain criteria through 2014.

Quarterly dividend

The initial quarterly cash dividend of $0.04 per share of common stock was paid on Oct. 19, 2012. Monotype's board of directors approved the next quarterly dividend of $0.04 per share which will be paid on Jan. 22, 2013 to shareholders of record as of the close of business on Jan. 2, 2013.

Financial outlook

For the fourth quarter of 2012, Monotype expects revenue in the range of $37.2 million to $38.7 million. The company anticipates fourth quarter 2012 non-GAAP net adjusted EBITDA in the range of $15.7 million to $16.7 million, GAAP earnings per diluted share in the range of $0.19 to $0.21 and non-GAAP earnings per diluted share in the range of $0.26 to $0.28.

For the full year 2012, Monotype is increasing its revenue and profit guidance, and now expects revenue in the range of $148.0 million to $149.5 million. The company anticipates full year 2012 non-GAAP net adjusted EBITDA in the range of $63.5 million to $64.5 million, GAAP earnings per diluted share in the range of $0.74 to $0.76 and non-GAAP earnings per diluted share in the range of $1.02 to $1.04.

Conference call details

Monotype will host a conference call on Tuesday, Oct. 30, 2012, at 8:30 a.m. EDT to discuss the company’s third quarter 2012 results and business outlook for the remainder of 2012. Individuals who are interested in listening to the audio webcast should log on to the Investor Relations portion of the About Us section of Monotype’s website at www.monotypeimaging.com. The live call can also be accessed by dialing 888-549-7750 (domestic) or 480-629-9722 (international) using passcode 4569412. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investor Relations portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s OEM business and Creative Professional business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company’s text imaging solutions; risks associated with the interruption of certain manufacturing chains as a result of natural disasters; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the company’s ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with the company’s ability to integrate the acquisition of Design By Front Limited including the risk that the company may not be able to successfully bring to market Design By Front’s Typecast product; risks associated with the company’s ability to pay dividends including the risk that the company’s board of directors may not approve future dividends; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2011 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2012. While Monotype may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype Imaging

Monotype Imaging is a leading global provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Based in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s library and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotypeimaging.com.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Helvetica and Frutiger are trademarks of Linotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions in the name of Linotype Corp. or its licensee Linotype GmbH. Univers is a trademark of Linotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain other jurisdictions. Typecast is a trademark of Design By Front Limited. All other trademarks are the property of their respective owners. ©2012 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands)

	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$37,988	$53,850
Accounts receivable, net	6,383	6,588
Income tax refunds receivable	429	733
Deferred income taxes	2,529	506
Prepaid expenses and other current assets	3,249	3,228

Total current assets	50,578	64,905
Property and equipment, net	2,510	2,404
Goodwill	172,090	140,807
Intangible assets, net	86,463	71,664
Deferred income taxes	328	396
Other assets	3,227	3,646

Total assets	$315,196	$283,822

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,148	$1,123
Accrued expenses and other current liabilities	14,296	12,235
Accrued income taxes	2,438	1,280
Deferred revenue	6,854	7,742
Current portion of long-term debt	10,000	10,000

Total current liabilities	34,736	32,380
Long-term debt, less current portion	22,321	27,321
Other long-term liabilities	511	225
Deferred income taxes	26,804	20,596
Reserve for income taxes, net of current portion	901	1,174
Accrued pension benefits	3,924	3,765
Stockholders’ equity:
Common stock	37	36
Additional paid-in capital	175,723	167,448
Treasury stock, at cost	(86)	(86)
Retained earnings	50,631	30,986
Accumulated other comprehensive income (loss)	(306)	(23)

Total stockholders’ equity	225,999	198,361

Total liabilities and stockholders’ equity	$315,196	$283,822

MONOTYPE IMAGING HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue	$37,982	$30,695	$110,827	$91,490
Costs and expenses:
Cost of revenue	5,426	2,503	15,164	7,490
Cost of revenue—amortization of acquired technology	1,085	798	2,965	2,373

Total cost of revenue	6,511	3,301	18,129	9,863

Gross profit	31,471	27,394	92,698	81,627
Operating expenses:
Marketing and selling	8,614	8,169	26,605	24,198
Research and development	4,617	4,116	13,549	12,176
General and administrative	4,386	4,284	14,011	12,621
Amortization of other intangible assets	1,405	1,252	4,057	3,847

Total operating expenses	19,022	17,821	58,222	52,842
Income from operations	12,449	9,573	34,476	28,785
Other (income) expense:
Interest expense	457	587	1,461	2,388
Interest income	(6)	(29)	(22)	(91)
Loss (gain) on foreign exchange	24	215	301	(266)
Loss (gain) on derivatives	65	(536)	(14)	487
Loss on extinguishment of debt	—	422	—	422
Other expense, net	33	2	19	2

Total other expense	573	661	1,745	2,942
Income before provision for income taxes	11,876	8,912	32,731	25,843
Provision for income taxes	3,886	2,920	11,606	8,813

Net income	$7,990	$5,992	$21,125	$17,030

Net income available to common shareholders—basic & diluted	$7,857	$5,891	$20,779	$16,753

Net income per common share:
Basic	$0.22	$0.17	$0.57	$0.48
Diluted	$0.21	$0.16	$0.55	$0.46
Weighted average number of shares:
Basic	36,323,556	35,447,484	36,217,950	35,267,592
Diluted	37,620,269	36,829,518	37,600,448	36,703,298

Dividends declared per share	$0.04	$—	$0.04	$—

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Income from operations	$12,449	$9,573	$34,476	$28,785
Depreciation and amortization	2,838	2,320	7,985	6,987
Share based compensation	1,666	1,806	5,300	5,128

Net adjusted EBITDA	$16,953	$13,699	$47,761	$40,900

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
GAAP net income	$7,990	$5,992	$21,125	$17,030
Amortization, net of tax	1,676	1,378	4,529	4,099
Share based compensation, net of tax	1,121	1,214	3,419	3,379

Non-GAAP net income	$10,787	$8,584	$29,073	$24,508

RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
GAAP earnings per diluted share	$0.21	$0.16	$0.55	$0.46
Amortization, net of tax	0.05	0.04	0.13	0.11
Share-based compensation, net of tax	0.03	0.03	0.09	0.09

Non-GAAP earnings per diluted share	$0.29	$0.23	$0.77	$0.66

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands)

OTHER INFORMATION

Share based compensation is comprised of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Marketing and selling	$745	$777	$2,346	$2,172
Research and development	390	414	1,215	1,187
General and administrative	531	615	1,739	1,769

Total share based compensation	$1,666	$1,806	$5,300	$5,128

MARKET INFORMATION

The following table presents revenue for our two major markets:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
OEM	$24,280	$23,047	$73,873	$67,830
Creative Professional	13,702	7,648	36,954	23,660

Total	$37,982	$30,695	$110,827	$91,490

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q4 2012	Q4 2012
GAAP net income	$ 7,000	$ 7,800
Amortization, net of tax	1,600	1,600
Share-based compensation, net of tax	1,100	1,100

Non-GAAP net income	$ 9,700	$ 10,500

GAAP earnings per diluted share	$ 0.19	$ 0.21
Amortization, net of tax	0.04	0.04
Share-based compensation, net of tax	0.03	0.03

Non-GAAP earnings per diluted share	$ 0.26	$ 0.28

Weighted average diluted shares used to compute non-GAAP earnings per share	37,800,000	37,800,000

Assumes 35% effective tax rate.

	Low End of Guidance	High End of Guidance
	2012	2012
GAAP net income	$ 28,100	$ 28,900
Amortization, net of tax	6,100	6,100
Share-based compensation, net of tax	4,500	4,500

Non-GAAP net income	38,700	39,500

GAAP earnings per diluted share	$ 0.74	$ 0.76
Amortization, net of tax	0.16	0.16
Share-based compensation, net of tax	0.12	0.12

Non-GAAP earnings per diluted share	$ 1.02	$ 1.04

Weighted average diluted shares used to compute non-GAAP earnings per share	37,800,000	37,800,000

MONOTYPE IMAGING HOLDINGS INC.
RECONCILIATION OF FORECAST GAAP OPERATING INCOME
TO FORECAST NON-GAAP NET ADJUSTED EBITDA
(Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q4 2012	Q4 2012
GAAP operating income	$11,200	$12,200
Depreciation and amortization	2,800	2,800
Share-based compensation	1,700	1,700
Non-GAAP net adjusted EBITDA	$15,700	$16,700

	Low End of Guidance	High End of Guidance
	2012	2012
GAAP operating income	$45,600	$46,600
Depreciation and amortization	10,900	10,900
Share-based compensation	7,000	7,000
Non-GAAP net adjusted EBITDA	$63,500	$64,500

CONTACT:
ICR
Staci Mortenson, 781-970-6120
ir@monotypeimaging.com